Exhibit 10.5

Execution Version

ADMINISTRATION AGREEMENT

This Administration Agreement (“Agreement”) is made as of May 20, 2024 by and between STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the “Administrator”), and VANECK ETHEREUM TRUST, a Delaware trust (the “Trust”).

WHEREAS, the Trust is an exchange-traded fund that is registered with the U.S. Securities and Exchange Commission (“SEC”) by means of a registration statement under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the Trust desires to retain the Administrator to furnish certain administrative services to the Trust, and the Administrator is willing to furnish such services, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.	Appointment of Administrator

The Trust hereby appoints the Administrator to act as administrator to the Trust for purposes of providing certain administrative services for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to render the services stated herein.

2.	Delivery of Documents

The Trust will promptly deliver to the Administrator copies of each of the following documents and all future amendments and supplements, if any:

a.	The Trust’s Declaration of Trust and By-laws (“Governing Documents”);

b.	The Trust’s currently effective prospectus and most recently filed registration statement under the 1933 Act (the “Registration Statement”);

c.	Copies of the resolutions of the Trustee of the Trust certified by the Trust’s Secretary authorizing (1) the Trust to enter into this Agreement and (2) certain individuals on behalf of the Trust to (a) give instructions to the Administrator pursuant to this Agreement and (b) sign checks and pay expenses;

d.	Such other certificates, documents or opinions which the Administrator may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

3.	Representations and Warranties of the Administrator

The Administrator represents and warrants to the Trust that:

a.	It is a Massachusetts trust company, duly organized and existing under the laws of The Commonwealth of Massachusetts;

b.	It has the requisite power and authority to carry on its business in The Commonwealth of Massachusetts;

c.	All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

d.	No legal or administrative proceedings have been instituted or threatened which would materially impair the Administrator’s ability to perform its duties and obligations under this Agreement;

e.	It is in compliance with all material federal and state laws, rules, and regulations applicable to the Administrator with respect to its administrative services business and the performance of its duties, obligations and services under this Agreement;

f.	It has and will continue to maintain access to the necessary facilities, equipment and personnel determined by Administrator to perform its duties and obligations under this Agreement; and

g.	Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Administrator or any law or regulation applicable to it.

4.	Representations and Warranties of the Trust

The Trust represents and warrants to the Administrator that:

a.	It is a statutory trust, duly organized, existing and in good standing under the laws of its state of formation;

b.	It has the requisite power and authority under applicable laws and by its Governing Documents to enter into and perform this Agreement;

c.	All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

d.	The Trust is exempt from registration under the Investment Company Act of 1940, as amended (the “1940 Act”).

e.	The Registration Statement has been filed and will be effective and remain effective during the term of this Agreement. The Trust also warrants to the Administrator that as of the effective date of this Agreement, all necessary filings under the securities laws of the states in which the Trust offers or sells its shares have been made;

f.	No legal or administrative proceedings have been instituted or threatened which would impair the Trust’s ability to perform its duties and obligations under this Agreement;

g.	Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Trust or any law or regulation applicable to it;
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h.	As of the close of business on the date of this Agreement, the Trust is authorized to issue unlimited shares of beneficial interest;

i.	Where information provided by the Trust or the Trust’s investors includes information about an identifiable individual (“Personal Information”), the Trust represents and warrants that it has obtained all consents and approvals, as required by all applicable laws, regulations, by-laws and ordinances that regulate the collection, processing, use or disclosure of Personal Information, necessary to disclose such Personal Information to the Administrator, and as required for the Administrator to use and disclose such Personal Information in connection with the performance of the services hereunder. The Trust acknowledges that the Administrator may perform any of the services, and may use and disclose Personal Information outside of the jurisdiction in which it was initially collected by the Trust, including the United States and that information relating to the Trust, including Personal Information may be accessed by national security authorities, law enforcement and courts. The Administrator shall be kept indemnified by and be without liability to the Trust for any action taken or omitted by it in reliance upon this representation and warranty, including without limitation, any liability or costs in connection with claims or complaints for failure to comply with any applicable law that regulates the collection, processing, use or disclosure of Personal Information; and

j.	The Trust will not hold any Digital Assets other than those specifically listed, if any, on Schedule A hereto. The term “Digital Assets” means an asset that is issued and/or transferred using distributed ledger or blockchain technology (“distributed ledger technology”), including, but not limited to, so-called “virtual currencies”, “coins” and “tokens” and with respect to which the Administrator has agreed to provide services hereunder.

5.	Administration Services

The Administrator shall provide the services as listed on Schedule A, subject to the authorization and direction of the Trust and, in each case where appropriate, the review and comment by the Trust’s independent accountants and legal counsel and in accordance with procedures which may be established from time to time between the Trust and the Administrator.

The Administrator shall perform such other services for the Trust that are mutually agreed to by the parties from time to time, for which the Trust will pay such fees as may be mutually agreed upon. The provision of such services shall be subject to the terms and conditions of this Agreement. “Authorized Participants” means those entities that have entered into an Authorized Participant Agreement with the Trust, the Sponsor and the Fund’s transfer agent. “Creation Units” shall have the meaning given in the Trust’s transfer agency and service agreement with State Street Bank and Trust Company as transfer agent, dated as of the date of this Agreement.

The Administrator shall provide the office facilities and the personnel determined by it to perform the services contemplated herein.

6.	Compensation of Administrator; Expense Reimbursement; Trust Expenses

The Administrator shall be entitled to reasonable compensation for its services and expenses, as agreed upon from time to time in writing between the Trust and the Administrator. Upon termination of this Agreement, the Trust shall pay to the Administrator any compensation then due and shall reimburse the Administrator for its other fees, expenses and charges then due and payable hereunder, along with the fees

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and expenses due to the Administrator in respect of any transitional services that the Administrator agrees, in its sole discretion, to provide to the Trust.

7.	Instructions and Advice

At any time, the Administrator may apply to any officer of the Trust or his or her designee for instructions with respect to any matter arising in connection with the services to be performed by the Administrator under this Agreement. The Administrator shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

The Administrator shall not be liable, and shall be indemnified by the Trust, for any action taken or omitted by it in good faith in reliance upon any such instructions or advice or upon any paper or document believed by it to be genuine and to have been signed by the person or persons on the current list of authorized persons as provided or agreed to by the Trust in writing and as may be amended from time to time (each, an “Authorized Person”), including without limitation any confirmation received from the Trust, the Sponsor or any other Authorized Person as to the delivery by an Authorized Participant of required Digital Assets determined to be sufficient for the related issuance of Creation Units. The Administrator shall not be held to have notice of any change of authority of any Authorized Person until receipt of written notice thereof from the Trust. Nothing in this section shall be construed as imposing upon the Administrator any obligation to seek such instructions or advice, or to act in accordance with such advice when received.

8.	Limitation of Liability and Indemnification

The Administrator shall act in good faith and without negligence and shall be held to the exercise of reasonable care (the “Standard of Care”) at all times in its performance of all services performed under this Agreement. The Administrator shall be responsible for the performance only of such duties as are set forth in this Agreement and, except as otherwise provided under Section 14, shall have no responsibility for the actions or activities of any other party, including other service providers. The Administrator shall have no liability in respect of any loss, damage or expense suffered by the Trust insofar as such loss, damage or expense arises from the performance of the Administrator’s duties hereunder in reliance upon records that were maintained for the Trust by entities other than the Administrator prior to the Administrator’s appointment as administrator for the Trust. The Administrator shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless solely caused by or resulting from the bad faith, negligence or willful misconduct of the Administrator, its officers or employees. The Administrator shall not be liable for any special, indirect, incidental, punitive or consequential damages, including lost profits, of any kind whatsoever (including, without limitation, attorneys’ fees) under any provision of this Agreement or for any such damages arising out of any act or failure to act hereunder, each of which is hereby excluded by agreement of the parties regardless of whether such damages were foreseeable or whether either party or any entity had been advised of the possibility of such damages. In any event, the Administrator’s cumulative liability for each calendar year (a “Liability Period”) with respect to the Trust under this Agreement regardless of the form of action or legal theory shall be limited to its total annual compensation earned and fees payable hereunder during the preceding Compensation Period, as defined herein, for any liability or loss suffered by the Trust including, but not limited to, any liability relating to the Trust’s compliance with any federal or state tax or securities statute, regulation or ruling during such Liability Period. “Compensation Period” shall mean the calendar year ending immediately prior to each Liability Period in which the event(s) giving rise to the Administrator’s liability for that period have occurred. Notwithstanding the foregoing, the Compensation Period for purposes of calculating the annual cumulative liability of the Administrator for the Liability Period commencing on the date of this Agreement and terminating on December 31, 2024 shall be the date of this Agreement through

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December 31, 2024, calculated on an annualized basis, and the Compensation Period for the Liability Period commencing January 1, 2025 and terminating on December 31, 2025 shall be the date of this Agreement through December 31, 2024, calculated on an annualized basis.

The Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action, communication disruption or other similar force majeure events or acts (provided, however, the occurrence of such an event shall not excuse or modify the Administrator’s obligations with respect to business continuity and disaster recovery procedures as set forth in Section 21).

The Trust agrees and understands that Digital Assets are new forms of assets, that the law regarding their ownership, taxation, custody, and transfer is developing and uncertain, and that such assets pose certain risks that are not present in the case of more traditional asset classes; and the Trust further agrees and understands that the Administrator will have no liability or responsibility for any obligations now or hereafter imposed on the Trust or the Sponsor or State Street as administrative agent to the Trust as a result of changes in the tax or other applicable law as they apply to Digital Assets.

The Administrator shall have no obligation to provide services under this Agreement with respect to any new asset class or asset types, including Digital Assets, unless such assets have been previously approved in writing by the Administrator, which writing in the case of Digital Assets must include specific reference to such assets on Schedule A. The Administrator shall have no liability for any loss, liability, claim or expense related to the servicing of any asset class or asset type acquired by the Trust, including the failure or refusal of the Administrator to account for or incorporate such assets as part of the services provided hereunder, unless the Administrator has expressly approved in writing the servicing of such asset class or asset type in advance.

The Trust shall indemnify and hold the Administrator and its directors, officers, employees and agents harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Administrator resulting from any claim, demand, action or suit in connection with the Administrator’s acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by the Trust or upon reasonable reliance on information or records given or made by the Trust its investment adviser, provided that this indemnification shall not apply to actions or omissions of the Administrator, its officers or employees in cases of its or their own bad faith, negligence or willful misconduct.

The limitation of liability and indemnification contained herein shall survive the termination of this Agreement.

9.	Confidentiality

All information provided under this Agreement by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations shall be treated as confidential. Subject to Section 10 below, all confidential information provided under this Agreement by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement or managing the business of the Receiving Party and its Affiliates (as defined in Section 10 below), including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is

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independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (d) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Administrator or its Affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement), or (e) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld.

10.	Use of Data

a.	In connection with the provision of the services and the discharge of its other obligations under this Agreement, the Administrator (which term for purposes of this Section 10 includes each of its parent company, branches and affiliates (“Affiliates”)) may collect and store information regarding the Trust and share such information with its Affiliates, agents and service providers in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and other agreements between the Trust and the Administrator or any of its Affiliates and (ii) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.

b.	Subject to paragraph (d) below, the Administrator and/or its Affiliates may use any Confidential Information of the Trust (“Data”) obtained by such entities in the performance of their services under this Agreement or any other agreement between the Trust and the Administrator or one of its Affiliates, including Data regarding transactions and portfolio holdings relating to the Trust to develop, publish or otherwise distribute to third parties certain investor behavior “indicators” or “indices” that represent broad trends in the flow of investment funds into various markets, sectors or investment instruments (collectively, the “Indicators”), but only so long as (i) the Data is combined or aggregated with (A) information of other customers of the Administrator and/or (B) information derived from other sources, in each case such that the Indicators do not allow for attribution or identification of such Data with the Trust, (ii) the Data represents less than a statistically meaningful portion of all of the data used to create the Indicators and (iii) the Administrator publishes or otherwise distributes to third parties only the Indicators and under no circumstance publishes, makes available, distributes or otherwise discloses any of the Data to any third party, whether aggregated, anonymized or otherwise, except as expressly permitted under this Agreement.

c.	The Trust acknowledged that the Administrator may seek to realize economic benefit from the publication or distribution of the Indicators.

d.	Except as expressly contemplated by this Agreement, nothing in this Section 10 shall limit the confidentiality and data-protection obligations of the Administrator and its Affiliates under this Agreement and applicable law. The Administrator shall cause any Affiliate, agent or service provider to which it has disclosed Data pursuant to this Section 10 to comply at all times with confidentiality and data-protection obligations as if it were a party to this Agreement.
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11.	Compliance with Governmental Rules and Regulations; Records

The Trust assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it.

The Administrator agrees that all records which it maintains for the Trust shall at all times remain the property of the Trust, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request except as otherwise provided in Section 13. The Administrator further agrees that all records that it maintains for the Trust pursuant to this section will be preserved in compliance with the Administrator’s policies unless any such records are earlier surrendered as provided above. Records may be surrendered in either written or machine-readable form, at the option of the Administrator. In the event that the Administrator is requested or authorized by the Trust, or required by subpoena, administrative order, court order or other legal process, applicable law or regulation, or required in connection with any investigation, examination or inspection of the Trust by state or federal regulatory agencies, to produce the records of the Trust or the Administrator’s personnel as witnesses or deponents, the Trust agrees to pay the Administrator for the Administrator’s time and expenses, as well as the fees and expenses of the Administrator’s counsel incurred in such production.

12.	Services Not Exclusive

The services of the Administrator are not to be deemed exclusive, and the Administrator shall be free to render similar services to others. The Administrator shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trust from time to time, have no authority to act or represent the Trust in any way or otherwise be deemed an agent of the Trust.

13.	Effective Period and Termination

This Agreement shall remain in full force and effect for an initial term ending one year from the date hereof (the “Initial Term”). After the expiration of the Initial Term, this Agreement shall automatically renew for successive one (1) year terms (each, a “Renewal Term”) unless a written notice of non-renewal is delivered by the non-renewing party no later than ninety (90) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be. During the Initial Term and thereafter, either party may terminate this Agreement: (i) in the event of the other party’s material breach of a material provision of this Agreement that the other party has either (a) failed to cure or (b) failed to establish a remedial plan to cure that is reasonably acceptable to the non-breaching party, within 30 days’ written notice of such breach, or (ii) in the event of the appointment of a conservator or receiver for the other party or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction or at the direction of such party’s regulators. Upon termination of this Agreement pursuant to this paragraph with respect to the Trust, the Trust shall pay Administrator its compensation due and shall reimburse Administrator for its costs, expenses and disbursements.

In the event of: (i) the Trust’s termination of this Agreement with respect to the Trust for any reason other than as set forth in the immediately preceding paragraph or (ii) a transaction not in the ordinary course of business pursuant to which the Administrator is not retained to continue providing services hereunder to the Trust (or its respective successor), the Trust or shall pay the Administrator its compensation due through the end of the then-current term (based upon the average monthly compensation previously earned by Administrator with respect to the Trust) and shall reimburse the Administrator for its costs, expenses and disbursements then due with respect to this Agreement. Upon receipt of such payment and reimbursement, the Administrator will deliver the Trust’s records as set forth herein. For the avoidance of doubt, no payment will be required pursuant to clause (ii) of this paragraph in the event of any transaction such (a)

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the liquidation or dissolution of the Trust and distribution of the Trust’s assets as a result of the Trustee’s determination in its reasonable business judgment that the Trust shall be liquidated or dissolved (b) a merger of the Trust into, or the consolidation of the Trust with, another entity, or (c) the sale by the Trust of all, or substantially all, of the Trust’s assets to another entity.

14.	Delegation.

a.	The Administrator shall have the right to employ agents, subcontractors, consultants and other third parties, whether affiliated or unaffiliated, to provide or assist it in the provision of any part of the services stated herein other than services required by applicable law to be performed by the Administrator (each, a “Delegate” and collectively, the “Delegates”), without the consent or approval of the Trust. The Administrator shall be responsible for the services delivered by, and the acts and omissions of, any such Delegate as if the Administrator had provided such services and committed such acts and omissions itself. Unless otherwise agreed in a Fee Schedule, the Administrator shall be responsible for the compensation of its Delegates.

b.	The Administrator will provide the Trust with information regarding its global operating model for the delivery of the services on a quarterly or other periodic basis, which information shall include the identities of Delegates affiliated with the Administrator that perform or may perform parts of the services, and the locations from which such Delegates perform services, as well as such other information about its Delegates as the Trust may reasonably request from time to time.

c.	Nothing in this Section 14 shall limit or restrict the Administrator’s right to use affiliates or third parties to perform or discharge, or assist it in the performance or discharge, of any obligations or duties under this Agreement other than the provision of the services.

15.	Interpretive and Additional Provisions

In connection with the operation of this Agreement, the Administrator and the Trust may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties, provided that no such interpretive or additional provisions shall contravene any applicable laws or regulations or any provision of the Trust’s Governing Documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of the Agreement.

16.	Notices

Any notice, instruction or other instrument required to be given hereunder will be in writing and may be sent by hand, or by email, or overnight delivery by any recognized delivery service, to the parties at the following address or such other address as may be notified by any party from time to time:

If to the Trust:

[REDACTED]

If to the Administrator:

[REDACTED]

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with a copy to:

[REDACTED]

17.	Amendment

This Agreement may be amended at any time in writing by mutual agreement of the parties hereto.

18.	Assignment

Neither this Agreement nor any rights or obligations hereunder shall be assigned by (a) the Trust without the written consent of the Administrator or (b) the Administrator without the written consent of the Trust, except that the Administrator may assign this Agreement to an affiliate of the Administrator. Any attempt to do so in violation of this Section shall be void. Unless specifically stated to the contrary in any written consent to an assignment, no assignment will release or discharge the assignor from any duty or responsibility under this Agreement.

Except as explicitly stated elsewhere in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than the Administrator and the Trust, and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Administrator and the Trust. This Agreement does not constitute an agreement for a partnership or joint venture between the Administrator and the Trust.

19.	Successors

This Agreement shall be binding on and shall inure to the benefit of the Trust and the Administrator and their respective successors and permitted assigns.

20.	Data Protection

The Administrator shall implement and maintain a comprehensive written information security program that contains appropriate security measures to safeguard the personal information of the Trust’s shareholders, employees, directors and/or officers that the Administrator receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. For these purposes, “personal information” shall mean (i) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (a) social security number, (b) driver’s license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number or (f) personal identification number or password that would permit access to a person’s account or (ii) any combination of the foregoing that would allow a person to log onto or access an individual’s account. Notwithstanding the foregoing “personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

21.	Disaster Recovery and Business Continuity.

The Administrator shall implement and maintain disaster recovery and business continuity procedures that are reasonably designed to recover data processing systems, data communications facilities, information, data and other business related functions of the Administrator in a manner and time frame consistent with legal, regulatory and business requirements applicable to the Administrator in its provision

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of services hereunder. In the event of any disaster which causes a business interruption, the Administrator shall act in accordance with its Standard of Care and take reasonable steps to minimize service interruptions.

22.	Entire Agreement

This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing.

23.	Waiver

The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement or the failure of a party hereto to exercise or any delay in exercising any right or remedy under this Agreement shall not constitute a waiver of any such term, right or remedy or a waiver of any other rights or remedies, and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise or any other right or remedy. Any waiver must be in writing signed by the waiving party.

24.	Severability

If any provision or provisions of this Agreement shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

25.	Governing Law

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of State of New York, without regard to its conflict of laws rules. The obligations of the Trust (or particular series or class thereof) entered into in the name or on behalf thereof by any Trustee, representative or agent of the Trust (or particular series or class thereof) are made not individually, but in such capacities, and are not binding upon any past, present or future Trustee, shareholder, representative or agent of the Trust (or particular series or class thereof) personally, but bind only the assets of the Trust (or particular series or class thereof), and all persons dealing with any series and/or class of shares of the Trust must look solely to the assets of the Trust belonging to such series and/or class for the enforcement of any claims against the Trust (or particular series or class thereof).

The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust (or particular series or class thereof) as provided in the Trust’s charter.

26.	Reports/Certifications

Upon reasonable request of the Trust, the Administrator shall provide the Trust with a copy of the Administrator’s Service Organizational Control (SOC) 1 reports prepared in accordance with the requirements of AT section 801, Reporting on Controls at a Service Organization (formerly Statement on Standards for Attestation Engagements (SSAE) No. 16). The Administrator shall use commercially reasonable efforts to provide the Trust with such reports as the Trust may reasonably request or otherwise

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reasonably require to fulfill its duties under Rule 38a-1 of the 1940 Act or similar legal and regulatory requirements.

27.	Reproduction of Documents

This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, xerographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

28.	Counterparts

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

VANECK ETHEREUM TRUST

By:	VanEck Digital Assets, LLC, solely in its capacity as Sponsor of VanEck Ethereum Trust

By:	/s/ John J. Crimmins
Name:	John J. Crimmins
Title:	Vice President

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Brock Hill
Name:	Brock Hill
Title:	Senior Vice President

ADMINISTRATION AGREEMENT

Schedule A

LIST OF SERVICES

I.             Fund Administration Treasury Services as described in Schedule A1 attached hereto; and

II.           Fund Accounting Services as described in Schedule A2 attached hereto.

For the avoidance of doubt, to the extent a Trust holds Digital Assets, the Administrator will provide the above services only with respect to the specific Digital Assets held by the Trust listed below:

Ethereum

Schedule A1

Fund Administration Treasury Services

a.	Prepare for the review by designated officer(s) of the Trust financial information for financial reports (e.g., financial statements, schedules and notes) required to be included in and filed with the SEC as part of or in connection with the Trust’s (i) annual reports on Form 10-K, quarterly reports on Form 10-Q, annual shareholder reports, and other periodic reports (as mutually agreed upon).

Schedule A2

Fund Accounting Services

The Administrator shall cooperate with and supply necessary information to any organization appointed by the Sponsor of the Trust to keep the books of account of the Trust and compute the net asset value per share of the Trust or, if directed in writing to do so by the Trust, shall itself keep such books of account and compute such net asset value per share of the Trust, as more particularly set forth below. The Administrator shall transmit the net asset value per share of the Trust to the Sponsor, the Trust’s transfer agent, the Trust’s distributor, the Exchange and such other entities as directed in writing by the Trust. If and as so directed, the Administrator shall also calculate daily the net income of the Trust as described in the Trust’s prospectus and shall advise the Trust and the Trust’s transfer agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Trust to do so, shall advise the Trust’s transfer agent periodically of the division of such net income among its various components. Each Trust acknowledges and agrees that, with respect to investments maintained with the Underlying Transfer Agent, the Underlying Transfer Agent is the sole source of information on the number of Underlying Shares held by it on behalf of the Trust and that the Administrator has the right to rely on holdings information furnished by the Underlying Transfer Agent to the Administrator in performing its duties under this Agreement; provided, however, that the Administrator shall be obligated to reconcile information as to purchases and sales of Underlying Shares contained in trade instructions and confirmations received by the Administrator and to report promptly any discrepancies to the Underlying Transfer Agent. If and as so directed, the calculations of the net asset value per share and the daily income of each Trust shall be made at the time or times described from time to time in the Trust’s prospectus. The terms “Underlying Shares” and “Underlying Transfer Agent shall have the meanings ascribed to them in the Trust’s custodian agreement with State Street Bank and Trust Company as custodian, dated as of the date of this Agreement.

“Sponsor” means the entity identified by the Trust to the Administrator as the entity having investment responsibility with respect to the Trust, currently VanEck Digital Assets, LLC. “Exchange” means the Cboe BZX Exchange, Inc. or such other exchange as is specified by the Trust to the Administrator in writing.

Books of Account

The Administrator in its role as accounting agent for the Trust shall maintain the books of account of the Trust and shall perform its duties, including but not limited to the following, in the manner prescribed by the Trust’s currently effective Prospectus or other governing document, certified copies of which have been supplied to the Administrator (each, a “governing document”):

i.	Maintain the books of account in accordance with Generally Accepted Accounting Principles;
ii.	Record general ledger entries;
iii.	Record and reconcile capital stock activity with the transfer agent
iv.	Accrue/calculate daily expenses;
v.	Timely record corporate action events
vi.	Calculate daily income & amortization (including securities lending income, if applicable) designated by the Trust on an Amortization Policy form;
vii.	Capture and reconcile daily activity, including cash and investment balances, to the trial balance and the custodian, including the Trust’s Digital Asset custodian;
viii.	Calculate net asset value; and

ix.	Disseminate NAV’s and other information for accounting data or any information pertaining to the books and records maintained by the Administrator as instructed by an officer of the Trust.

The Trust shall provide timely prior notice to the Administrator of any modification in the manner in which the calculations set forth above are to be performed as prescribed in any revision to the Trust’s governing document and shall supply the Administrator with certified copies of all amendments and/or supplements to the governing document in a timely manner.

For purposes of calculating the net asset value of the Trust, the Administrator shall value the Trust’s portfolio securities or other assets utilizing prices obtained from sources designated by the Trust or the Sponsor (collectively, the “Authorized Price Sources”) on a Price Source Authorization form, as the same may be amended by mutual written agreement from time to time (the “Price Source Authorization”). The Administrator shall not be responsible for any revisions to calculations methods unless such revisions are communicated in writing to the Administrator.

Reliance on Data

Subject to its standard of care under this Agreement, the Administrator may rely upon the information it receives from the Trust or any authorized third party with respect to portfolio securities. The Administrator shall have no responsibility to confirm or otherwise verify the accuracy or completeness of any data supplied to it by or on behalf of the Trust.

With respect to ethereum held by the Trust through its Digital Asset custodian, the Administrator will utilize quotes from pricing services approved by the Sponsor, or if such quotes are unavailable (including due to a lack of production by a pricing source or the inability of Administrator systems to consume such information), then obtain such prices from the Sponsor, and in either case, calculate the market value of the Trust’s investments in accordance with the Trust’s valuation policies or guidelines; provided, however, that the Administrator shall not under any circumstances be under a duty to independently price or value any of the Trust’s investments itself or to confirm or validate any information or valuation provided by the Sponsor or any other pricing source, nor shall the Administrator have any liability relating to inaccuracies or otherwise with respect to such information or valuations.

Instructions – Accounting Practices

The Trust shall give timely instructions to the Administrator in regard to matters affecting accounting practices and the Administrator’s performance pursuant to this Agreement.